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EXHIBIT 99.7

CONTRIBUTION AGREEMENT

        This Contribution Agreement (this "Agreement"), dated effective as of March 11, 2003, is made and entered into by and among Douglas H. Miller ("Miller"), T.W. Eubank ("Eubank") and EXCO Holdings Inc., a Delaware corporation (the "Company").

        The following recitals are true and constitute the basis for this Agreement:

  A.
  Miller currently owns 763 shares of the common stock, par value $0.01 per share, of ER Acquisition, Inc., a Texas corporation ("ERA") and Eubank currently owns 237 shares of the common stock of ERA; and

  B.
  Contemporaneously with the consummation of the acquisition and other transactions (the "Transactions") contemplated by that certain Agreement and Plan of Merger dated as of March 11, 2003, by and among EXCO Resources, Inc., the Company, and ERA (the "Merger Agreement"), both Miller and Eubank desire to contribute all of their shares of ERA common stock (the "ERA Shares") to the Company in exchange for shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Shares"), and the Company desires to issue Class A Common Shares to Miller and Eubank in exchange for all of the ERA Shares.

        NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Miller agree as follows:

        Section 1.    Contribution; Exchange.

          A.    Miller hereby agrees that contemporaneously with the consummation of the Transactions, all 763 of his ERA Shares shall be contributed by him to the Company without further action on the part of Miller or the Company, other than the delivery by Miller of a stock certificate evidencing the ERA Shares to the Company. Contemporaneously with Miller's contribution of his ERA Shares to the Company, the Company hereby agrees to issue 1,447,793 shares of the Class A Common Shares to Miller, free and clear of all liens or encumbrances, without further action on the part of Miller or the Company, other than the delivery of a validly issued stock certificate evidencing the shares of Class A Common Shares so issued, which certificate will be delivered promptly following the consummation of the Transactions. Miller hereby agrees not to exercise any of his Stock Options (as defined in Section 1.10(b) of the Merger Agreement) and agrees to permit those Stock Options to expire according to their terms without having been exercised, unless and until the Merger Agreement is terminated without having been consummated.

          B.    Eubank hereby agrees that contemporaneously with the consummation of the Transactions, all 237 of his ERA Shares shall be contributed by him to the Company without further action on the part of Eubank or the Company, other than the delivery by Eubank of a stock certificate evidencing his ERA Shares to the Company. Contemporaneously with Eubank's contribution of his ERA Shares to the Company, the Company hereby agrees to issue 449,708 shares of the Class A Common Shares to Eubank, free and clear of all liens or encumbrances, without further action on the part of Eubank or the Company, other than the delivery of a validly issued stock certificate evidencing the shares of Class A Common Shares so issued, which certificate will be delivered promptly following the consummation of the Transactions. Eubank hereby agrees not to exercise any of his Stock Options and agrees to permit those Stock Options to expire according to their terms without having been exercised, unless and until the Merger Agreement is terminated without having been consummated. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Eubank from exercising any Stock Options so long as any such exercise does not reduce the value (that is, the difference between the Per Share Merger Consideration (as defined in Section 1.10(b) of the Merger Agreement) and the per share exercise price of the Stock Options) of his unexercised and expiring Stock Options below $675,000.

        Section 2.    Representations and Warranties.    Miller and Eubank hereby represent and warrant to the Company, severally and not jointly, as follows:

          A.    The entire authorized capital stock of ERA consists of 1,000 shares of common stock, all of which are issued and outstanding. Miller holds of record and owns beneficially 763 of the ERA Shares, free and clear of any liens, claims or encumbrances, and Eubank holds of record and owns beneficially 237 of the ERA Shares, free and clear of any liens, claims or encumbrances. There are no options, warrants, purchase rights, contracts or other commitments held by any other party to acquire any shares of any capital stock of ERA. Following the exchange by Miller and Eubank of their ERA Shares for the Class A Common Shares, ERA shall be wholly-owned by the Company.

          B.    Each of Miller and Eubank understands that the Class A Common Shares each will receive in exchange for their ERA Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, are being offered and sold without registration under the Securities Act of 1933, as amended (the "Securities Act") in a private placement that is exempt from the registration provisions of the Securities Act and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in limited circumstances. Each of Miller and Eubank understands that they must bear the economic risk of the acquisition of the Class A Common Shares made in connection herewith for an indefinite period of time because, among other reasons, the Class A Common Shares have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. Each of Miller and Eubank further understands that the certificates representing the Class A Common Shares shall bear a legend in substantially the following form:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS"

          C.    Each of Miller and Eubank understands that the Class A Shares being purchased are subject to a Stockholders' Agreement (the "Stockholders' Agreement") to be entered into by and among the Company and the other parties thereto in substantially the form attached as Exhibit C to the Stock Purchase Agreement dated March 11, 2003, by and between the Company and Cerberus Capital Management, L.P. (the "Stock Purchase Agreement") and a Stock Repurchase Agreement (the "Repurchase Agreement") to be entered into by and among the Company and the other parties thereto in substantially the form attached as Exhibit E to the Stock Purchase Agreement. Each of Miller and Eubank further understands that the certificates representing the Class A Common Shares shall bear a legend in substantially the following form:

    "THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCKHOLDERS' AGREEMENT AND REPURCHASE AGREEMENT AS EITHER MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG EXCO HOLDINGS INC. (THE "COMPANY") AND THE STOCKHOLDERS

    PARTY THERETO AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY."

          D.    Each of Miller and Eubank can bear the economic risk of his investment in the Class A Common Shares and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and the risks of the investment. Each of Miller and Eubank has been furnished with all materials relating to the business, finances and operations of the Company which have been requested, including, without limitation all certificates, instruments, agreements and other documents defining the rights, limitations and preferences of the Class A Common Shares and the holders thereof. Each of Miller and Eubank has conducted their own investigation of the Company and are not relying on any representations or warranties of the Company other than those expressly set forth herein. Each of Miller and Eubank understands that the Company is under no obligation to register the Class A Common Shares on either of their behalf, except as may be required pursuant to the Registration Rights Agreement to be entered into by and among the Company and the other parties thereto in substantially the form attached as Exhibit B to the Stock Purchase Agreement; and

          E.    Each of Miller and Eubank is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

        Section 3.    Condition; Termination.    The obligations of Miller and Eubank to contribute the ERA Shares to the Company shall be subject to the consummation of the Transactions and if the Merger Agreement is terminated prior to the consummation of the Transactions, then this Agreement will terminate and be of no further force or effect.

        Section 4.    Controlling Law; Integration; Amendment.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to choice of law provisions, statutes, regulations or principles of this or any other jurisdiction. This Agreement supersedes all negotiations, agreements and understandings between Miller, Eubank and the Company with respect to the subject matter hereof and constitutes their entire agreement. This Agreement may not be amended, modified or supplemented except by the written agreement of each of Miller, Eubank and the Company.

        Section 5.    Counterparts.    This Agreement may be executed in counterparts, including the signature pages, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. In addition, each of Miller, Eubank and the Company agree that the counterparts of this Agreement so signed may be evidenced by delivery of a telecopy or other electronic transmission of the signature page image to this Agreement and that such telecopied signature pages shall be treated for all purposes as original signatures to this Agreement.

        IN WITNESS WHEREOF, each of Miller, Eubank and the Company has caused this Agreement to be executed effective as of the day first appearing hererin.

EXCO HOLDINGS INC.
By:
/s/ DOUGLAS H. MILLER Douglas H. Miller		/s/ DOUGLAS H. MILLER Douglas H. Miller, Chief Executive Officer
/s/ T.W. EUBANK T.W. Eubank

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  EXHIBIT 99.7
CONTRIBUTION AGREEMENT